EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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                         SUBSIDIARIES OF THE REGISTRANT



                                                                    State of
                                                 Percentage       Incorporation
                                                     of                or
     Parent                 Subsidiary           Ownership        Organization
     ------                 ----------           ---------        ------------

First Midwest            First Federal              100%            Federal
 Financial, Inc.          Savings Bank
                          of the Midwest

First Midwest            Security State             100%            Iowa
 Financial, Inc.          Bank

First Federal            First Services             100%            Iowa
 Savings Bank of          Financial Limited
 the Midwest

First Services           Brookings Service          100%            South Dakota
 Financial Limited       Corporation


The financial statements of First Midwest Financial, Inc. are consolidated with those of its subsidiaries.